UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009

United Therapeutics Corporation

(Exact Name of Registrant as Specified in the Charter)

Delaware	000-26301	52-1984749
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1110 Spring Street Silver Spring, MD	20910
(Address of principal executive offices)	(Zip Code)

(301) 608-9292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2009, the Board of Directors (the “Board”) of United Therapeutics Corporation (the “Company”), acting upon the recommendation of its Nominating and Governance Committee, increased the size of the Board from eight to nine directors and appointed Mr. Richard Giltner to the newly-created board seat.  Mr. Giltner will serve as a Class II director, and his term will expire in 2010 on the date of the Company’s annual meeting of shareholders.  Committee assignments for Mr. Giltner have not yet been determined.

Mr. Giltner has over twenty years of experience in the financial sector.  His areas of expertise include international financial markets, financial derivatives, alternative investments and asset management.  Prior to beginning a one-year sabbatical on October 15, 2008, in anticipation of the birth of his second child, Julia Frances, Mr. Giltner served as a managing director of Société Générale Asset Management and head of the European office for its fund of hedge funds group, a position he has held since 2006.  From 2003 to 2006, Mr. Giltner was the global head of foreign exchange options for the investment banking arm of Société Générale.  He has also held various other managerial positions with Société Générale since 1991.  Mr. Giltner earned a bachelor of arts degree in economics from Northwestern University in 1987.

In connection with Mr. Giltner’s appointment to the Board, the Company awarded him 23,750 stock options under its 1997 Equity Incentive Plan, representing an initial grant of 20,000 stock options and a grant of 3,750 stock options for the remainder of the 2008-2009 service year.  These stock options were granted on April 29, 2009, with an exercise price equal to the closing price of the Company’s common stock as reported on the NASDAQ Global Select Market on such date.  In addition, Mr. Giltner will be compensated for his services as described in the section entitled Non-Employee Director Compensation in the Company’s definitive proxy statement for its 2009 annual meeting of shareholders filed with the Securities and Exchange Commission on April 29, 2009.  Effective April 29, 2009, the Company entered into the standard form Indemnification Agreement with Mr. Giltner, which it uses for all its directors and executive officers.

A copy of the press release announcing Mr. Giltner’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated April 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

(Registrant)

Dated: April 29, 2009	By:	/s/ PAUL A. MAHON
	Name:	Paul A. Mahon
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release, dated April 29, 2009